Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2002

PENFORD CORPORATION
(Exact name of registrant as specified in its charter)
Commission File No. 0-11488

Washington	91-1221360

(State of Incorporation)	(I.R.S. Employer Identification No.)

7094 South Revere Parkway, Englewood, Colorado	80112-3932

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 649-1900

777-108th Avenue N.E., Suite 2390,
Bellevue, Washington 98004-5193

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     The registrant has changed the address of its principal executive offices to 7094 South Revere Parkway, Englewood, CO 80112-3932. The registrant’s new telephone number, including area code, is (303) 649-1900. The registrant will use this new address as the address on all subsequent filings with the Commission, the first of which is expected to be the registrant’s Form 10-K for its fiscal year ended August 31, 2002 (unless the registrant files a Form 8-K prior to such Form 10-K filing).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penford Corporation

(Registrant)

October 21, 2002	/s/ SUSAN M. IVERSON

Date	Susan M. Iverson Corporate Secretary